                                                                     EXHIBIT (3)

                                    BY-LAWS
                                       OF
                              IRT PROPERTY COMPANY


                                   ARTICLE I

                                    OFFICES

        Section 1. Registered Office. The registered office shall be in the State of Georgia, County of Fulton.

        Section 2. Other Offices. The corporation may also have offices at such other places both within and without the State of Georgia as the board of directors may from time to time determine and the business of the corporation may require or make desirable.

                                   ARTICLE II

                             SHAREHOLDERS MEETINGS

        Section 1. Annual Meetings. The annual meeting of the shareholders of the corporation shall be held at the principal office of the corporation or at such other place in the United States as may be determined by the board of directors, at 10:00 a.m. on the last business day of the fifth month following the close of each fiscal year or at such other time and date prior thereto and following the close of the fiscal year as shall be determined by the board of directors, for the purpose of electing directors and transacting such other business as may properly be brought before the meeting.

        Section 2. Special Meetings. Special meetings of the shareholders shall be held at the principal office of the corporation or at such other place in the United States as may be designated in the notice of said meetings, upon call of the president and shall be called by the president or the secretary when so directed by the board of directors or at the request in writing of shareholders owning at least 25% of the issued and outstanding capital stock of the corporation entitled to vote thereat. Any such request shall state the purposes for which the meeting is to be called.

        Section 3. Notice of Meetings. Written notice of every meeting of shareholders, stating the place, date and hour of the meeting, shall be given personally or by mail to each shareholder of record entitled to vote at such meeting not less than 10 nor more than 50 days before the date of the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United

States mail with first class postage thereon prepaid addressed to the shareholder at his address as it appears on the corporation's record of shareholders. Attendance of a shareholder at a meeting of shareholders shall constitute a waiver of notice of such meeting and of all objections to the place or time of meeting, or the manner in which it has been called or convened, except when a shareholder attends a meeting solely for the purpose of stating, at the beginning of the meeting, any such objection to the transaction of any business. Notice need not be given to any shareholder who signs a waiver of notice, in person or by proxy, either before or after the meeting.

        Section 4. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the shareholders except as otherwise provided by statute, by the articles of incorporation, or by these by-laws. If a quorum is not present or represented at any meeting of the shareholders, a majority of the shareholders entitled to vote thereat, present in person or represented by proxy, may adjourn the meeting from time to time, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

        Section 5. Voting. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of law or of the articles of incorporation, a different vote is required, in which case such express provision shall govern and control the decision of the question. Each shareholder shall at every meeting of the shareholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power registered in his name on the books of the corporation, but no proxy shall be voted or acted upon after 11 months from its date, unless otherwise provided in the proxy.

        Section 6. Consent of Shareholders. Any action required or permitted to be taken at any meeting of the shareholders may be taken without a meeting if all of the shareholders consent thereto in writing, setting forth the action so taken. Such consent shall have the same force and effect as a unanimous vote of shareholders.

        Section 7. List of Shareholders. The corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving their names and addresses and the number, class and series, if any, of the shares held by each. The officer who has charge of the stock transfer books of the corporation shall prepare and make, before every meeting of shareholders or any adjournment thereof, a complete list of the shareholders entitled to vote at the meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number and class and series, if any, of shares held by each. The list shall be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder during the whole time of the meeting for the purposes thereof. The said list may be the corporation's regular record of shareholders if it is arranged in alphabetical order or contains an alphabetical index.

                                  ARTICLE III

                                   DIRECTORS

        Section 1. Powers. Except as otherwise provided by any legal agreement among shareholders, the property, affairs and business of the corporation shall be managed and directed by its board of directors, which may exercise all powers of the corporation and do all lawful acts and things which are not by law, by any legal agreement among shareholders, by the articles of incorporation or by these by-laws directed or required to be exercised or done by the shareholders.

        Section 2. Number, Election and Term. The number of directors which shall constitute the whole board shall be no fewer than three and no more than fifteen. Provided, however, the number of directors may be increased or decreased from time to time by the board of directors by amendment of this by-law, but no decrease shall have the effect of shortening the term of an incumbent director. The directors shall be elected by plurality vote at the annual meeting of shareholders, except as hereinafter provided, and each director shall hold office until his successor is elected and qualified or until his earlier resignation, removal from office or death. Directors shall be natural persons who have attained the age of 18 years, but need not be residents of the State of Georgia or shareholders of the corporation.

        Section 3. Vacancies. Vacancies, including vacancies resulting from any increase in the number of directors (but not including vacancies resulting from removal from office by the shareholders, which vacancies shall be filled pursuant to Article III, Section 10), may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and a director so chosen shall hold office until the next annual election and until his successor is duly elected and qualified unless sooner displaced. If there are no directors in office, then vacancies shall be filled through election by the shareholders.

        Section 4. Meetings and Notice. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Georgia. Regular meetings of the board of directors may be held without notice at such time and place as shall from time to time be determined by resolution of the board. Special meetings of the board may be called by the president or by any two directors. Notice shall be given to each director in person, or by written notice mailed to his business address at least forty-eight hours in advance of a special meeting. Such notice shall state a reasonable time, date and place of meeting, but the purpose need not be stated therein. Notice need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of all objections to the place and time of the meeting, or the manner in which it has been called or convened, except when the director states, at the beginning of the meeting, any such objection or objections to the transaction of business.

        Section 5. Quorum. At all meetings of the board a majority of directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board, except as may be otherwise specifically provided by law, by the articles of incorporation, or by these by-laws. If a quorum shall not be present at any meeting of the board, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

        Section 6. Consent of Directors. Unless otherwise restricted by the articles of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, setting forth the action so taken, and the writing or writings are filed with the minutes of the proceedings of the board or committee. Such consent shall have the same force and effect as a unanimous vote of the board.

        Section 7. Committees. The board of directors may by resolution passed by a majority of the whole board, designate from among its members one or more committees, including but not limited to an Executive Committee and an Audit Committee, each committee to consist of two or more directors. The board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of such committee. Any such committee, to the extent provided in the resolution, shall have and may exercise all of the authority of the board of directors in the management of the business and affairs of the corporation, except that it shall have no authority with respect to (1) amending the articles of incorporation or these by-laws; (2) adopting a plan of merger or consolidation; (3) the sale, lease, exchange or other disposition of all or substantially all of the property and assets of the corporation; and (4) a voluntary dissolution of the corporation or a revocation thereof. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. A majority of each committee may determine its action and may fix the time and places of its meetings, unless otherwise provided by the board of directors. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

        Section 8. Executive Committee. The board of directors may appoint an executive committee consisting of three or more members of the board. The committee may exercise all of the powers of the board of directors between meetings of the board, but the executive committee shall not have the authority of the board of directors in reference to: (1) amending the articles of incorporation or the by-laws of the corporation; (2) adopting a plan of merger or consolidation; (3) the sale, lease, exchange or other disposition of all or substantially all the property and assets of the corporation; and (4) a voluntary dissolution of the corporation or a revocation thereof.

        Section 9. Audit Committee. The board of directors may appoint an audit committee consisting of three or more members of the board, who to the extent practicable shall be members who are not officers or employees of the corporation, whose duties shall be to:

        (1) recommend to the board the selection of the company's independent auditors;

        (2)     approve the overall scope of the annual audit of the company;

        (3)     review the results of the annual audit;

        (4)     review the overall control procedures; and

        (5)     report to the board on its findings and recommendations.

        Section 10. Removal of Directors. At any shareholders' meeting with respect to which notice of such purpose has been given, any director may be removed from office, with or without cause, by the vote of shareholders representing a majority of the issued and outstanding capital stock entitled to vote for the election of directors, and his successor may be elected at the same or any subsequent meeting of shareholders; provided that to the extent any vacancy created by such removal is not filled by such an election within 60 days after such removal, the remaining directors shall, by majority vote, fill any such vacancy.

        Section 11. Compensation of Directors. Directors shall be entitled to such reasonable compensation for their services as directors or members of any committee of the board as shall be fixed from time to time by resolution adopted by the board, and shall also be entitled to reimbursement for any reasonable expenses incurred in attending any meeting of the board or any such committee.

                                   ARTICLE IV

                                    OFFICERS

        Section 1. Number. The officers of the corporation shall be chosen by the board of directors and shall be a president, a secretary and a treasurer. The board of directors may also choose a chairman of the board, one or more vice presidents, assistant secretaries and assistant treasurers. Any number of officers, except the offices of president and secretary may be held by the same person. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

        Section 2. Compensation. The salaries of all officers and agents of the corporation shall be fixed by the board of directors or a committee or officer appointed by the board.

        Section 3. Term of Office. Unless otherwise provided by resolution of the board of directors, the principal officers shall be chosen annually by the board at the first meeting of the board following the annual meeting of shareholders of the corporation, or as soon thereafter as is conveniently possible. Subordinate officers may be elected from time to time. Each officer shall serve until his successor shall have been chosen and qualified, or until his death, resignation or removal.

        Section 4. Removal. Any officer may be removed from office at any time, with or without cause, by the board of directors whenever in its judgment the best interest of the corporation will be served thereby.

        Section 5. Vacancies. Any vacancy in an office resulting from any cause may be filled by the board of directors.

         Section 6. Powers and Duties. Except as hereinafter provided, the officers of the corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the board of directors.

                 (a) President. The president shall be the chief executive officer of the corporation, shall preside at all meetings of the shareholders and (unless the board shall have created an office of chairman of the board) the board of directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

                 (b) Vice President. In the absence of the president or in the event of his inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice presidents shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                 (c) Secretary. The secretary shall attend all meetings of the board of directors and all meetings of the shareholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

                 (d) Assistant Secretary. The assistant secretary or if there be more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                 (e) Treasurer. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation. If required by the board of directors, he shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

                 (f) Assistant Treasurer. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

         Section 7. Voting Securities of Corporation. Unless otherwise ordered by the board of directors, the president shall have full power and authority on behalf of the corporation to attend and to act and vote at any meetings of security holders or corporations in which the corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the corporation might have possessed and exercised if it had been present. The board of directors by resolution from time to time may confer like powers upon any other person or persons.

                                   ARTICLE V

                             CERTIFICATES OF STOCK

         Section 1. Form of Certificates. Every holder of fully-paid stock in the corporation shall be entitled to have a certificate in such form as the board of directors may from time to time prescribe.

         Section 2. Lost Certificates. The board of directors may direct that a new certificate be issued in place of any certificate theretofore issued by the corporation and alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

         Section 3. Transfers.

                 (a) Transfers of shares of the capital stock of the corporation shall be made only on the books of the corporation by the registered holder thereof, or by his duly authorized attorney, or with a transfer clerk or transfer agent appointed as in Section 5 of this Article provided, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon.

                 (b) The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and for all other purposes, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                 (c) Shares of capital stock may be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificates or by separate written power of attorney to sell, assign and transfer the same, signed by the record holder thereof, or by his duly authorized attorney-in-fact, but no transfer shall affect the right of the corporation to pay any dividend upon the stock to the holder of record as the holder in fact thereof for all purposes, and no transfer shall be valid, except between the parties thereto, until such transfer shall have been made upon the books of the corporation as herein provided.

                 (d) The board may, from time to time, make such additional rules and regulations as it may deem expedient, not inconsistent with these by-laws or the certificate of incorporation, concerning the issue, transfer and registration of certificates for shares of the capital stock of the corporation.

         Section 4. Record Date. In order that the corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect to any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than 50 days and, in case of a meeting of shareholders, not less than 10 days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of and to vote at any meeting of shareholders, the record date shall be at the close of business on the day next preceding the day on which the notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. If no record date is fixed for other purposes, the record date shall be at the close of business on the day next preceding the day on which the board of directors adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the board of directors shall fix a new record date for the adjourned meeting.

        Section 5. Transfer Agent and Registrar. The board of directors may appoint one or more transfer agents or one or more transfer clerks and one or more registrars, and may require all certificates of stock to bear the signature or signatures of any of them.

                                   ARTICLE VI

                               GENERAL PROVISIONS

        Section 1. Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the articles of incorporation, if any, may be declared by the board of directors at any regular or special meetings, pursuant to law. Dividends may be paid in cash, in property, or in shares of the corporation's capital stock, subject to the provisions of the articles of incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

        Section 2. Fiscal Year. Except as otherwise determined by the board of directors, the fiscal year of the corporation shall end on December 31 of each year.

        Section 3. Seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal" and "Georgia". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. In the event it is inconvenient to use such seal at any time, the signature of the corporation followed by the work "Seal" enclosed in parentheses shall be deemed the seal of the corporation.

        Section 4. Annual Statements. Not later than four months after the close of each fiscal year, and in any case prior to the next annual meeting of shareholders, the corporation shall prepare:

                 (1) A balance sheet showing in reasonable detail the financial condition of the corporation as of the close of its fiscal year; and

                 (2) A profit and loss statement showing the results of its operations during its fiscal year.

Upon written request, the corporation promptly shall mail to any shareholder of record a copy of the most recent such balance sheet and profit and loss statement.

                                  ARTICLE VII

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 1. Right of Indemnification and Standards of Conduct. Every person (and the heirs and legal representatives of such person) who is or was a director or officer of this corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, trust, partnership or joint venture, may in accordance with
Section 2 hereof be indemnified for any liability and expense that may be incurred by him in connection with or resulting from any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative (whether brought by or in the right of this corporation or otherwise), or in connection with any appeal relating thereto, in which he may become involved, as a party or prospective party or otherwise, by reason of his being or having been a director or officer of this corporation or such other corporation, or by reason of any action taken or not taken in his capacity as such director or officer or as a member of any committee appointed by the board of directors of this corporation to act for, in the interest of, or on behalf of this corporation, whether or not he continues to be such at the time such liability or expense shall have been incurred; provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of this corporation and, in addition, with respect to any criminal action or proceeding, did not have reasonable cause to believe that his conduct was unlawful. As used in this Article, the terms "liability" and "expense" shall include, but shall not be limited to, counsel fees and disbursements and amounts of judgments, fines or penalties, and amounts paid in compromise or settlement by a director or officer. The termination of any claim, action, suit or proceeding, by judgment, order, compromise, settlement (with or without court approval) or conviction or upon a plea of guilty or of nolo contendere, or its equivalent, shall not create a presumption that a director or officer did not meet the standards of conduct set forth in this Section.

        Section 2. Determination of Right of Indemnification. Every person (and the heirs and legal representatives of such person) referred to in Section 1 hereof who has been wholly successful, on the merits or otherwise, with respect to any claim, action, suit or proceeding of the character described in
Section 1 hereof shall be entitled to indemnification as of right without any further action or approval by the board of directors. Except as provided in the immediately preceding sentence, any indemnification under Section 1 next above shall be made at the discretion of this corporation, but only if (a) the board of directors, acting by majority vote of a quorum consisting of directors who were not parties to such claim, action, suit or proceeding, present or voting, shall find that the director or officer has met the standard of conduct set forth in
Section 1 hereof, or (b) if no such quorum of the board is obtainable, or even if obtainable a quorum of disinterested directors so directs, independent legal counsel shall deliver to the corporation their written opinion that such director or officer has met such standards, or (c) the holders of a majority of stock then entitled to vote for the election of directors shall determine by affirmative vote that such director or officer has met such standard.

        Notwithstanding the foregoing, no officer or director who was or is a party to any action or suit by or in the right of the corporation to procure judgment in its favor by reason of the fact that he is or was an officer or director of this or such other corporation shall be indemnified in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to this corporation unless and except to the extent that the Court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability and in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court shall deem proper.

        Section 3. Advance of Expense. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding, only as authorized by the board of directors in the specific case (including by one or more directors who may be parties to such action, suit or proceeding), upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Company as authorized in this Article VII.

        Section 4. Rights of Indemnification Cumulative. The rights of indemnification provided in this Article VII shall be in addition to any rights to which any such director or officer or other person may otherwise be entitled under any by-law, agreement, vote of shareholders, or otherwise, including without limitation any person who was a director, trustee or officer of any corporation, partnership or trust which was a predecessor to the corporation (whether resulting from a merger, consolidation or sale of assets) to the extent provided in any agreement setting forth the terms and conditions of such merger, consolidation or sale of assets, and shall be in addition to the power of the corporation to purchase and maintain insurance on behalf of any such director or officer or other person against any liability asserted against him and incurred by him in such capacity, or arising out of his status as such, regardless of whether the corporation would have the power to indemnify him against such liability under this Article or otherwise.

        Section 5. Statement to Shareholders. If any expenses or other amounts are paid by way of indemnification, otherwise than by court order or action by the shareholders or by an insurance carrier pursuant to insurance maintained by the corporation, the corporation shall, not later than the next annual meeting of shareholders unless such meeting is held within three months from the date of such payment, and, in any event, within 15 months from the date of such payment, send by first class mail to its shareholders of record at the time entitled to vote for the election of directors a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

                                  ARTICLE VIII

                                   AMENDMENTS

        The board of directors shall have power to alter, amend or repeal the by-laws or adopt new by-laws by majority vote of all of the directors, except
Article III, Section 10 to the extent to which it grants the authority to fill certain vacancies, but any by-laws adopted by the board of directors may be altered, amended or repealed and new by-laws adopted, by the shareholders by majority vote of all of the shares having voting power.

                                                              [By-Law Amendment]

                              RESOLUTIONS ADOPTED
                           BY THE BOARD OF DIRECTORS
                            OF IRT PROPERTY COMPANY


         WHEREAS, the Board of Directors of IRT Property Company ("IRT") has determined that it is in the best interest of IRT to amend the provisions of the By-Laws of IRT relating to indemnification of officers and directors of IRT to conform such provisions to recent amendments to the Georgia Business Corporation Code adopted by the Georgia General Assembly effective July 1, 1987; and

         WHEREAS, Article VIII of the By-Laws provides that the By-Laws may be amended with the affirmative vote of a majority of the members of the Board of Directors;

         NOW, THEREFORE, BE IT RESOLVED, that Article VII of such By-Laws is hereby deleted in its entirety and a new Article VII is substituted in lieu thereof to read as follows:

                                  ARTICLE VII

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 1. Indemnification in Actions Other Than Those By or In the Right of the Corporation. The corporation shall indemnify any director of the corporation or any officer elected by the board of directors (and may indemnify any other officer or any employee or agent of the corporation) who was or is a party or who is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

        Section 2. Indemnification in Actions By or In the Right of the Corporation. The corporation shall indemnify any director of the corporation or any officer elected by the board of directors (and may indemnify any other officer or any employee or agent of the corporation) who was or is a party or who is threatened to be made a party to any threatened, pending, or completed action or suit by, or in the right of, the corporation to procure a judgment in its favor, by reason of the fact he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect to any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

        Section 3. Mandatory Indemnification of Expenses in Successful Defenses. To the extent that a director, officer, employee, or agent of the corporation has been successful, on the merits or otherwise, in defense of any action, suit, or proceeding referred to in Section 1 or Section 2 of this Article or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

        Section 4. Authorization for Indemnification. Any indemnification under Section 1 or Section 2 of this Article (unless ordered by a court) shall be made by the corporation only upon a determination in the specific case that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article, as the case may be, and if indemnification is determined to be proper then, in the case of proposed indemnification of any person other than a director of the corporation or a board-elected officer, only as authorized in the specific case. Such determination shall be made:

        (1) By the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding;

                 (2) If such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

                 (3) By the affirmative vote of a majority of the shares entitled to vote thereon.

        Section 5. Advancement of Expenses. Expenses incurred by a director or officer of the corporation in defending a civil or criminal action, suit, or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article. Such expenses incurred by other employees and agents of the corporation may, at the discretion of the board of directors, be so paid upon such terms and conditions, including receipt of the undertaking to repay as described above, as the board of directors deems appropriate.

        Section 6. Non-Exclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article shall not be deemed exclusive of any other rights, in respect to indemnification or otherwise, to which those seeking indemnification or advancement of expenses may be entitled under any by-law, resolution or agreement, either specifically or in general terms approved by the affirmative vote of the holders of a majority of the shares entitled to vote thereon, taken at a meeting, the notice of which specified that such by-law, resolution or agreement would be placed before the shareholders, both as to action by a director, officer, employee or agent in his official capacity and as to action in another capacity while holding such office or position, except that no such other rights, in respect to indemnification or otherwise, may be provided or granted to a director, officer, employee or agent pursuant to this Section 6 by the corporation with respect to the liabilities described in divisions (b)(3)(A)(i) through (b)(3)(A)(iv) of Section 14-2-171 of the Georgia Business Corporation Code.

        Section 7. Insurance. The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this Article.

        Section 8. Notification to Shareholders of Amounts Paid in Indemnification. If any expenses or other amounts are paid by way of indemnification, otherwise than by court order or action by the shareholders or by an insurance carrier pursuant to insurance maintained by the corporation, the corporation, not later than the next annual meeting of shareholders, unless such meeting is held within three months from the date of such payment, and in any event, within 15 months from the date of such payment, shall send in accordance with the manner specified in Section 14-2-113 of the Georgia Business Corporation Code to its shareholders of record at the time entitled to vote for the election of directors a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

        Section 9. Meaning of "Corporation" for Purposes of Article. For purposes of this Article, references to "the corporation" shall include, in addition to the surviving or new corporation, any merging or consolidating corporation (including any merging or consolidating corporation of a merging or consolidating corporation) absorbed in a merger or consolidation, so that any person who is or was a director, officer, employee or agent of such merging or consolidating corporation, or who is or was serving at the request of such merging or consolidating corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall stand in the same position under this Article with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity, provided that no indemnification under Section 1 or Section 2 of this Article permitted by this Section 9 shall be mandatory under this Section 9 or any by-law of the surviving or new corporation without the approval of such indemnification by the board of directors or shareholders of the surviving or new corporation, in the manner provided in paragraphs (1) and (3) of Section 4 of this Article.

        Section 10. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

        Section 11. Severability. In the event that any of the provisions of this Article (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the fullest extent permitted by law.

                                                              [By-Law Amendment]

                              RESOLUTIONS ADOPTED
                           BY THE BOARD OF DIRECTORS
                            OF IRT PROPERTY COMPANY


         WHEREAS, the Board of Directors of IRT Property Company ("IRT") has determined that it is in the best interest of IRT to amend the provisions of the By-Laws of IRT relating to the time and date of the annual meeting of shareholders of IRT; and

         WHEREAS, Article VIII of the By-Laws provides that the By-Laws may be amended with the affirmative vote of a majority of the members of the Board of Directors;

         NOW, THEREFORE, BE IT RESOLVED, that Article II, Section 1 of such By-Laws is hereby deleted in its entirety and a new Article II, Section 1 is substituted in lieu thereof to read as follows:

                                   ARTICLE II

                             SHAREHOLDERS MEETINGS

         Section 1. Annual Meetings. The annual meeting of the shareholders of the corporation shall be held at the principal office of the corporation or at such other place in the United States as may be determined by the board of directors, at such time and on such date following the close of the fiscal year as shall be determined by the board of directors, for the purpose of electing directors and transacting such other business as may properly be brought before the meeting.


                                       20